Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation
•
The Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation, due November 3, 2027 (the “Notes”) priced on October 29, 2024 and will issue on November 1, 2024.

•	Approximate 3 year term if not called prior to maturity.
•
Payments on the Notes will depend on the individual performance of the common stock of Amazon.com, Inc., the common stock of JPMorgan Chase & Co. and the common stock of NVIDIA Corporation (each an “Underlying Stock”).

•
Contingent coupons payable monthly if the Observation Value of each Underlying Stock on the applicable Observation Date is greater than or equal to 70.00% of its Starting Value, assuming the Notes have not been called. The coupon per $1,000.00 in principal amount of Notes payable on the related Contingent Payment Date, if applicable, will equal (i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.

•
Beginning with the April 29, 2025 Call Observation Date, automatically callable monthly for an amount equal to the principal amount plus the relevant Contingent Coupon Payment, if the Observation Value of each Underlying Stock is greater than or equal to 100.00% of its Starting Value on any Call Observation Date.

•
Assuming the Notes are not called prior to maturity, if any Underlying Stock declines by more than 50% from its Starting Value, at maturity your investment will be subject to 1:1 downside exposure to decreases in the value of the Least Performing Underlying Stock, with up to 100% of the principal at risk; otherwise, at maturity, you will receive the principal amount. At maturity you will also receive a final Contingent Coupon Payment if the Observation Value of each Underlying Stock on the final Observation Date is greater than or equal to 70.00% of its Starting Value.

•
All payments on the Notes are subject to the credit risk of BofA Finance LLC (“BofA Finance” or the “Issuer”), as issuer of the Notes, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Notes.

•	The Notes will not be listed on any securities exchange.
•	CUSIP No. 09711F3P0.
The initial estimated value of the Notes as of the pricing date is $947.30 per $1,000.00 in principal amount of Notes, which is less than the public offering price listed below. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PS-12 of this pricing supplement and “Structuring the Notes” on page PS-20 of this pricing supplement for additional information.
There are important differences between the Notes and a conventional debt security. Potential purchasers of the Notes should consider the information in “Risk Factors” beginning on page PS-12 of this pricing supplement,  page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price(1)	Underwriting discount(1)(2)	Proceeds, before expenses, to BofA Finance(2)
Per Note	$1,000.00	$30.00	$970.00
Total	$409,000.00	$12,270.00	$396,730.00
(1)
Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these fee-based advisory accounts may be as low as $970.00 per $1,000.00 in principal amount of Notes.

(2)
The underwriting discount per $1,000.00 in principal amount of Notes may be as high as $30.00, resulting in proceeds, before expenses, to BofA Finance of as low as $970.00 per $1,000.00 in principal amount of Notes. The total underwriting discount and proceeds, before expenses, to BofA Finance specified above reflect the aggregate of the underwriting discounts per $1,000.00 in principal amount of Notes.

The Notes and the related guarantee:
Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

Selling Agent

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Terms of the Notes
Issuer:	BofA Finance
Guarantor:	BAC
Denominations:	The Notes will be issued in minimum denominations of $1,000.00 and whole multiples of $1,000.00 in excess thereof.
Term:	Approximately 3 years, unless previously automatically called.
Underlying Stocks:
The common stock of Amazon.com, Inc. (Nasdaq Global Select Market symbol: “AMZN”), the common stock of JPMorgan Chase & Co. (New York Stock Exchange ("NYSE") symbol: “JPM”) and the common stock of NVIDIA Corporation (Nasdaq Global Select Market symbol: “NVDA”).

Pricing Date:	October 29, 2024
Issue Date:	November 1, 2024
Valuation Date:	October 29, 2027, subject to postponement as described under “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” in the accompanying product supplement.
Maturity Date:	November 3, 2027
Starting Value:	AMZN: $190.83 JPM: $222.90 NVDA: $141.25
Observation Value:	With respect to each Underlying Stock, its Closing Market Price on the applicable Observation Date or Call Observation Date, as applicable, multiplied by its Price Multiplier.
Ending Value:	With respect to each Underlying Stock, its Observation Value on the Valuation Date.
Call Value:	AMZN: $190.83, which is 100.00% of its Starting Value. JPM: $222.90, which is 100.00% of its Starting Value. NVDA: $141.25, which is 100.00% of its Starting Value.
Price Multiplier:
With respect to each Underlying Stock, 1, subject to adjustment for certain corporate events relating to that Underlying Stock as described in “Description of the Notes — Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement.

Coupon Barrier:
AMZN: $133.58, which is 70.00% of its Starting Value (rounded to two decimal places).
JPM: $156.03, which is 70.00% of its Starting Value.
NVDA: $98.88, which is 70.00% of its Starting Value (rounded to two decimal places).

Threshold Value:
AMZN: $95.42, which is 50.00% of its Starting Value (rounded to two decimal places).
JPM: $111.45, which is 50.00% of its Starting Value.
NVDA: $70.63, which is 50.00% of its Starting Value (rounded to two decimal places).

Contingent Coupon Payment (with Memory Feature):
If, on any monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier, we will pay a Contingent Coupon Payment per $1,000.00 in principal amount of Notes on the applicable Contingent Payment Date (including the Maturity Date) equal to (i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.

Automatic Call:
Beginning with the April 29, 2025 Call Observation Date, all (but not less than all) of the Notes will be automatically called if the Observation Value of each Underlying Stock is greater than or equal to its Call Value on any Call Observation Date. If

CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-2

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

the Notes are automatically called, the Early Redemption Amount will be paid on the applicable Call Payment Date. No further amounts will be payable following an Automatic Call.
Early Redemption Amount:	For each $1,000.00 in principal amount of Notes, $1,000.00, plus the applicable Contingent Coupon Payment.
Redemption Amount:
If the Notes have not been automatically called prior to maturity, the Redemption Amount per $1,000.00 in principal amount of Notes will be:
a) If the Ending Value of the Least Performing Underlying Stock is greater than or equal to its Threshold Value:
b) If the Ending Value of the Least Performing Underlying Stock is less than its Threshold Value:
In this case, the Redemption Amount (excluding any final Contingent Coupon Payment) will be less than 50.00% of the principal amount and you could lose up to 100.00% of your investment in the Notes.
The Redemption Amount will also include a final Contingent Coupon Payment if the Ending Value of the Least Performing Underlying Stock is greater than or equal to its Coupon Barrier.

Observation Dates:	As set forth beginning on page PS-4
Contingent Payment Dates:	As set forth beginning on page PS-4
Call Observation Dates:	As set forth beginning on page PS-6
Call Payment Dates:	As set forth beginning on page PS-6. Each Call Payment Date is also a Contingent Payment Date.
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agent:	BofAS
CUSIP:	09711F3P0
Underlying Stock Return:	With respect to each Underlying Stock,
Least Performing Underlying Stock:	The Underlying Stock with the lowest Underlying Stock Return.
Events of Default and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Notes and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Notes occurs and is continuing, the amount payable to a holder of the Notes upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Redemption Amount” above, calculated as though the date of acceleration were the Maturity Date of the Notes and as though the Valuation Date were the third Trading Day prior to the date of acceleration. We will also determine whether a final Contingent Coupon Payment is payable based upon the prices of the Underlying Stocks on the deemed Valuation Date; any such final Contingent Coupon Payment will be prorated by the calculation agent to reflect the length of the final contingent payment period. In case of a default in the payment of the Notes, whether at their maturity or upon acceleration, the Notes will not bear a default interest rate.

CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-3

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Observation Dates, Contingent Payment Dates, Call Observation Dates and Call Payment Dates
Observation Dates*	Contingent Payment Dates
November 29, 2024	December 4, 2024
December 30, 2024	January 3, 2025
January 29, 2025	February 3, 2025
February 28, 2025	March 5, 2025
March 31, 2025	April 3, 2025
April 29, 2025	May 2, 2025
May 29, 2025	June 3, 2025
June 30, 2025	July 3, 2025
July 29, 2025	August 1, 2025
August 29, 2025	September 4, 2025
September 29, 2025	October 2, 2025
October 29, 2025	November 3, 2025
December 1, 2025	December 4, 2025
December 29, 2025	January 2, 2026
January 29, 2026	February 3, 2026
March 2, 2026	March 5, 2026
March 30, 2026	April 2, 2026
April 29, 2026	May 4, 2026
May 29, 2026	June 3, 2026
June 29, 2026	July 2, 2026
July 29, 2026	August 3, 2026
August 31, 2026	September 3, 2026
September 29, 2026	October 2, 2026
October 29, 2026	November 3, 2026
November 30, 2026	December 3, 2026
December 29, 2026	January 4, 2027
January 29, 2027	February 3, 2027
March 1, 2027	March 4, 2027
March 29, 2027	April 1, 2027
April 29, 2027	May 4, 2027
June 1, 2027	June 4, 2027
June 29, 2027	July 2, 2027
July 29, 2027	August 3, 2027
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-4

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Observation Dates*	Contingent Payment Dates
August 30, 2027	September 2, 2027
September 29, 2027	October 4, 2027
October 29, 2027 (the “Valuation Date”)	November 3, 2027 (the “Maturity Date”)
* The Observation Dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-21 of the accompanying product supplement.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-5

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Call Observation Dates*	Call Payment Dates
April 29, 2025	May 2, 2025
May 29, 2025	June 3, 2025
June 30, 2025	July 3, 2025
July 29, 2025	August 1, 2025
August 29, 2025	September 4, 2025
September 29, 2025	October 2, 2025
October 29, 2025	November 3, 2025
December 1, 2025	December 4, 2025
December 29, 2025	January 2, 2026
January 29, 2026	February 3, 2026
March 2, 2026	March 5, 2026
March 30, 2026	April 2, 2026
April 29, 2026	May 4, 2026
May 29, 2026	June 3, 2026
June 29, 2026	July 2, 2026
July 29, 2026	August 3, 2026
August 31, 2026	September 3, 2026
September 29, 2026	October 2, 2026
October 29, 2026	November 3, 2026
November 30, 2026	December 3, 2026
December 29, 2026	January 4, 2027
January 29, 2027	February 3, 2027
March 1, 2027	March 4, 2027
March 29, 2027	April 1, 2027
April 29, 2027	May 4, 2027
June 1, 2027	June 4, 2027
June 29, 2027	July 2, 2027
July 29, 2027	August 3, 2027
August 30, 2027	September 2, 2027
September 29, 2027	October 4, 2027
* The Call Observation Dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-21 of the accompanying product supplement, with references to “Observation Dates” being read as references to “Call Observation Dates.”
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-6

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Any payments on the Notes depend on the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor, and on the performance of the Underlying Stocks. The economic terms of the Notes are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the underwriting discount, if any, and the hedging related charges described below (see “Risk Factors” beginning on page PS-12), reduced the economic terms of the Notes to you and the initial estimated value of the Notes. Due to these factors, the public offering price you are paying to purchase the Notes is greater than the initial estimated value of the Notes as of the pricing date.
The initial estimated value of the Notes as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the Notes, see “Risk Factors” beginning on page PS-12 and “Structuring the Notes” on page PS-20.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-7

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Contingent Coupon Payment and Redemption Amount Determination
On each Contingent Payment Date, if the Notes have not been previously called, you may receive a
Contingent Coupon Payment per $1,000.00 in principal amount of Notes determined as follows:

Assuming the Notes have not been automatically called, on the Maturity Date, you will receive a cash payment per $1,000.00 in principal amount of Notes determined as follows:

All payments described above are subject to the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-8

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Total Contingent Coupon Payment Examples
The examples below illustrate the hypothetical total Contingent Coupon Payments per $1,000.00 in principal amount of Notes over the term of the Notes, based on the Contingent Coupon Payment per $1,000.00 in principal amount of Notes equal to (i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid. Depending on the performance of the Underlying Stocks, you may not receive any Contingent Coupon Payments during the term of the Notes.
Example 1 – The Observation Value of each Underlying Stock on each of the first through fifth Observation Dates is below its Coupon Barrier. Therefore, no Contingent Coupon Payment will be paid on the applicable Contingent Payment Dates. The Observation Value of each Underlying Stock on the sixth Observation Date (which is also the first Call Observation Date) is above its Coupon Barrier but below its Call Value. Therefore, a Contingent Coupon Payment will be paid on the applicable Contingent Payment Date, but the Notes will not be automatically called. The Contingent Coupon Payment per $1,000.00 in principal amount of Notes due on the related Contingent Payment Date will be calculated as follows:
(i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.
= (i) $12.917 x 6 - (ii) $0.000 = $77.502 per $1,000.00 in principal amount of Notes.
The Observation Value of each Underlying Stock on the seventh Observation Date (which is also a Call Observation Date) is above its Coupon Barrier and its Call Value. Therefore, the Notes will be automatically called, and the Contingent Coupon Payment per $1,000.00 in principal amount of Notes otherwise due on the related Contingent Payment Date will be calculated as follows:
(i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.
= (i) $12.917 x 7 - (ii) $77.502 = $12.917 per $1,000.00 in principal amount of Notes.
On the applicable Contingent Payment Date (which is also the Call Payment Date), you will receive $1,012.917 per $1,000.00 in principal amount of Notes, and no further amounts will be payable on the Notes following an Automatic Call.
Example 2 –  The Observation Value of each Underlying Stock on each of the first through fifth Observation Dates is below its Coupon Barrier. Therefore, no Contingent Coupon Payment will be paid on the applicable Contingent Payment Dates. The Observation Value of each Underlying Stock on the sixth Observation Date (which is also the first Call Observation Date) is below its Coupon Barrier and its Call Value. Therefore, no Contingent Coupon Payment will be paid on the applicable Contingent Payment Date, and the Notes will not be automatically called. The Observation Value of each Underlying Stock on the seventh Observation Date (which is also a Call Observation Date) is above its Coupon Barrier and its Call Value. Therefore, the Notes will be automatically called, and the Contingent Coupon Payment per $1,000.00 in principal amount of Notes due on the related Contingent Payment Date will be calculated as follows:
(i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.
= (i) $12.917 x 7 - (ii) $0.000 = $90.419 per $1,000.00 in principal amount of Notes.
On the applicable Contingent Payment Date (which is also the Call Payment Date), you will receive $1,090.419 per $1,000.00 in principal amount of Notes, and no further amounts will be payable on the Notes following an Automatic Call.
Example 3 – The Observation Value of each Underlying Stock on each of the first through fifth Observation Dates is above its Coupon Barrier. Therefore, a Contingent Coupon Payment in the amount of $12.917 per $1,000.00 in principal amount of Notes will be paid on each applicable Contingent Payment Date. The Observation Value of each Underlying Stock on the sixth Observation Date (which is also the first Call Observation Date) is above its Coupon Barrier but below its Call Value. Therefore, a Contingent Coupon Payment will be paid on the applicable Contingent Payment Date, but the Notes will not be automatically called. The Contingent Coupon Payment per $1,000.00 in principal amount of Notes due on the related Contingent Payment Date will be calculated as follows:
(i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.
= (i) $12.917 x 6 - (ii) $12.917 x 5 = $12.917 per $1,000.00 in principal amount of Notes.
The Observation Value of each Underlying Stock on each of the seventh through thirty-fifth Observation Dates (which are also Call Observation Dates)
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-9

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

is above its Coupon Barrier but below its Call Value. Therefore, a Contingent Coupon Payment in the amount of $12.917 per $1,000.00 in principal amount of Notes will be paid on each applicable Contingent Payment Date, but the Notes will not be automatically called. The Ending Value of each Underlying Stock on the Valuation Date is above its Coupon Barrier and Threshold Value. Therefore, a Contingent Coupon Payment will be due on the Maturity Date, calculated as follows:
(i) the product of $12.917 times the number of Contingent Payment Dates that have occurred up to the relevant Contingent Payment Date (inclusive of the relevant Contingent Payment Date) minus (ii) the sum of all Contingent Coupon Payments previously paid.
= (i) $12.917 x 36 - (ii) $12.917 x 35 = $12.917 per $1,000.00 in principal amount of Notes.
On the Maturity Date, you will receive $1,012.917 per $1,000.00 in principal amount of Notes.
Example 4 – The Observation Value of each Underlying Stock on each of the first through fifth Observation Dates is above its Coupon Barrier. A Contingent Coupon Payment in the amount of $12.917 per $1,000.00 in principal amount of Notes will be paid on each applicable Contingent Payment Date. The Observation Value of each Underlying Stock on each of the sixth through thirty-fifth Observation Dates (which are also Call Observation Dates) is below its Coupon Barrier and its Call Value. Therefore, no Contingent Coupon Payment will be paid on any related Contingent Payment Date, and the Notes will not be automatically called. The Ending Value of each Underlying Stock on the Valuation Date is below its Coupon Barrier and Threshold Value. Therefore, no Contingent Coupon Payment will be due on the Maturity Date, and you will receive an amount at maturity that will be less than the stated principal amount of your Notes, and could be zero.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-10

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Hypothetical Payout Profile and Examples of Payments at Maturity
Contingent Income (with Memory Feature) Auto-Callable Yield Notes Table
The following table is for purposes of illustration only. It assumes the Notes have not been automatically called prior to maturity and is based on hypothetical values and shows hypothetical returns on the Notes. The table illustrates the calculation of the Redemption Amount and the return on the Notes based on a hypothetical Starting Value of 100 for the Least Performing Underlying Stock, a hypothetical Coupon Barrier of 70 for the Least Performing Underlying Stock, a hypothetical Threshold Value of 50 for the Least Performing Underlying Stock, the Contingent Coupon Payment of $12.917 per $1,000.00 in principal amount of Notes and a range of hypothetical Ending Values of the Least Performing Underlying Stock. The actual amount you receive and the resulting return will depend on the actual Starting Values, Coupon Barriers, Threshold Values, Observation Values and Ending Values of the Underlying Stocks, whether the Notes are automatically called prior to maturity, and whether you hold the Notes to maturity. The following examples do not take into account any tax consequences from investing in the Notes. The table below also assumes that a Contingent Coupon Payment was paid on each Contingent Payment Date prior to maturity.
For recent actual values of the Underlying Stocks, see “The Underlying Stocks” section below. The Ending Value of each Underlying Stock will not include any income generated by dividends or other distributions paid with respect to shares of that Underlying Stock. In addition, all payments on the Notes are subject to Issuer and Guarantor credit risk.
Ending Value of the Least Performing Underlying Stock	Underlying Stock Return of the Least Performing Underlying Stock	Redemption Amount per Note (including any final Contingent Coupon Payment)	Return on the Notes(1)
160.00	60.00%	$1,012.917(2)	1.2917%
150.00	50.00%	$1,012.917	1.2917%
140.00	40.00%	$1,012.917	1.2917%
130.00	30.00%	$1,012.917	1.2917%
120.00	20.00%	$1,012.917	1.2917%
110.00	10.00%	$1,012.917	1.2917%
105.00	5.00%	$1,012.917	1.2917%
102.00	2.00%	$1,012.917	1.2917%
100.00(3)	0.00%	$1,012.917	1.2917%
90.00	-10.00%	$1,012.917	1.2917%
80.00	-20.00%	$1,012.917	1.2917%
70.00(4)	-30.00%	$1,012.917	1.2917%
69.99	-30.01%	$1,000.000	0.0000%
60.00	-40.00%	$1,000.000	0.0000%
50.00(5)	-50.00%	$1,000.000	0.0000%
49.99	-50.01%	$499.900	-50.0100%
0.00	-100.00%	$0.000	-100.0000%
(1)
The “Return on the Notes” is calculated based on the Redemption Amount and potential final Contingent Coupon Payment of $12.917 per $1,000.00 in principal amount of Notes, not including any Contingent Coupon Payments paid prior to maturity, and assumes that the relevant Contingent Coupon Payment has been made on each prior Contingent Payment Date.

(2)
This amount represents the sum of the principal amount and a final monthly Contingent Coupon Payment of $12.917 per $1,000.00 in principal amount of Notes (assuming that each prior monthly Contingent Coupon Payment has been made on the related Contingent Payment Date).

(3)	The hypothetical Starting Value of 100 used in the table above has been chosen for illustrative purposes only. The actual Starting Value of each Underlying Stock is set forth on page PS-2 above.
(4)	This is the hypothetical Coupon Barrier of the Least Performing Underlying Stock.
(5)	This is the hypothetical Threshold Value of the Least Performing Underlying Stock.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-11

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Risk Factors
Your investment in the Notes entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the Notes should be made only after carefully considering the risks of an investment in the Notes, including those discussed below, with your advisors in light of your particular circumstances. The Notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the Notes or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Notes in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on page PS-24 below.
Structure-related Risks
•
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Notes at maturity. If the Notes are not automatically called prior to maturity and the Ending Value of any Underlying Stock is less than its Threshold Value, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the Least Performing Underlying Stock and you will lose 1% of the principal amount for each 1% that the Ending Value of the Least Performing Underlying Stock is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Notes.

•
Your return on the Notes is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Notes. Your return on the Notes is limited to the Contingent Coupon Payments paid over the term of the Notes, regardless of the extent to which the Observation Value or Ending Value of any Underlying Stock exceeds its Coupon Barrier or Starting Value, as applicable. Similarly, the amount payable at maturity or upon an Automatic Call will never exceed the sum of the principal amount and the applicable Contingent Coupon Payment, regardless of the extent to which the Observation Value or Ending Value of any Underlying Stock exceeds its Starting Value. In contrast, a direct investment in the Underlying Stocks would allow you to receive the benefit of any appreciation in their prices. Any return on the Notes will not reflect the return you would realize if you actually owned shares of an Underlying Stock and received the dividends paid or distributions made on them.

•
The Notes are subject to a potential Automatic Call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Notes. The Notes are subject to a potential Automatic Call. Beginning with the April 29, 2025 Call Observation Date, the Notes will be automatically called if, on any Call Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Call Value. If the Notes are automatically called prior to the Maturity Date, you will be entitled to receive the Early Redemption Amount on the applicable Call Payment Date, and no further amounts will be payable on the Notes. In this case, you will lose the opportunity to continue to receive Contingent Coupon Payments after the date of the Automatic Call. If the Notes are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Notes.

•
You may not receive any Contingent Coupon Payments. The Notes do not provide for any regular fixed coupon payments. Investors in the Notes will not necessarily receive any Contingent Coupon Payments on the Notes. If the Observation Value of any Underlying Stock is less than its Coupon Barrier on an Observation Date, you will not receive the Contingent Coupon Payment on the related Coupon Payment Date. You will receive a previously unpaid Contingent Coupon Payment on a subsequent Coupon Payment Date only if the Observation Value of each Underlying Stock on the related Observation Date is greater than or equal to its Coupon Barrier. However, if the Observation Value of each Underlying Stock on an Observation Date is less than its Coupon Barrier and the Observation Value of each Underlying Stock on each subsequent Observation Date up to and including the Valuation Date is less than its Coupon Barrier, you will not receive the unpaid Contingent Coupon Payments in respect of those Observation Dates. If the Observation Value of any Underlying Stock is less than its Coupon Barrier on all the Observation Dates during the term of the Notes, you will not receive any Contingent Coupon Payments during the term of the Notes, and will not receive a positive return on the Notes.

•
Your return on the Notes may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Notes may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Notes, the Contingent Coupon Payment (if any) may be less than the yield on a conventional debt security of comparable maturity.

•
The Contingent Coupon Payment, Early Redemption Amount or Redemption Amount, as applicable, will not reflect changes in the prices of the Underlying Stocks other than on the Observation Dates or Call Observation Dates, as applicable. The prices of the Underlying Stocks during the term of the Notes other than on the Observation Dates or Call Observation Dates, as applicable, will not affect payments on the Notes. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Notes, as the performance of the Underlying Stocks may influence the market value of the Notes. The calculation agent will determine whether each Contingent Coupon Payment is payable and will calculate the Early Redemption Amount or the Redemption Amount, as applicable, by comparing only the Starting Value, the Coupon Barrier, the Call Value or the Threshold Value, as applicable, to the Observation Value or the Ending Value for each Underlying Stock. No other prices of the Underlying Stocks will be taken into account. As a result, if the Notes are not automatically called prior to maturity and the Ending Value of the Least Performing Underlying Stock is less than its Threshold Value, you will receive less than the principal amount at maturity even if the price of each Underlying Stock was always above its Threshold Value prior to the Valuation Date.

CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-12

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

•
Because the Notes are linked to the least performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Notes and may lose a significant portion or all of your investment in the Notes even if the Observation Value or Ending Value of one Underlying Stock is greater than or equal to its Coupon Barrier or Threshold Value, as applicable. Your Notes are linked to the least performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the prices of the other Underlying Stocks. The Notes are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the prices of the other Underlying Stocks. In the case of the Notes, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the prices of the other Underlying Stocks. Even if the Observation Value of an Underlying Stock is at or above its Coupon Barrier on an Observation Date, you will not receive the Contingent Coupon Payment with respect to that Observation Date if the Observation Value of another Underlying Stock is below its Coupon Barrier on that day. In addition, even if the Ending Value of an Underlying Stock is at or above its Threshold Value, you will lose a significant portion or all of your investment in the Notes if the Ending Value of the Least Performing Underlying Stock is below its Threshold Value.

•
Any payments on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Notes. The Notes are our senior unsecured debt securities. Any payment on the Notes will be fully and unconditionally guaranteed by the Guarantor. The Notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of any payments on the Notes will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Notes on the applicable payment date, regardless of the performance of the Underlying Stocks. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of the Notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Notes.

•
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Notes in the ordinary course. Therefore, our ability to make payments on the Notes may be limited.

Valuation and Market-related Risks
•
The public offering price you are paying for the Notes exceeds their initial estimated value. The initial estimated value of the Notes that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount, if any, and the hedging related charges, all as further described in “Structuring the Notes” below. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

•
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.

•
We cannot assure you that a trading market for your Notes will ever develop or be maintained. We will not list the Notes on any securities exchange. We cannot predict how the Notes will trade in any secondary market or whether that market will be liquid or illiquid.

CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-13

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Conflict-related Risks
•
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the Notes and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, may buy or sell shares of the Underlying Stocks, or futures or options contracts or exchange traded instruments on the Underlying Stocks, or other instruments whose value is derived from the Underlying Stocks. We, the Guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions may present a conflict of interest between your interest in the Notes and the interests we, the Guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Notes. On or before the pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may have affected the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the pricing date, which may adversely affect the market value of the Notes.

We, the Guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the prices of the Underlying Stocks on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity, and may affect the amounts to be paid on the Notes. We, the Guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the Notes and may hold or resell the Notes. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlying Stocks, the market value of your Notes prior to maturity or the amounts payable on the Notes.

•
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Stock-related Risks
•
The terms of the Notes will not be adjusted for all corporate events that could affect an issuer of an Underlying Stock. The Price Multiplier of an Underlying Stock, the determination of the payments on the Notes, and other terms of the Notes may be adjusted for the specified corporate events affecting the Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement. However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amounts that may be paid on the Notes at maturity may adversely affect the price of an Underlying Stock, and, as a result, the market value of the Notes.

Tax-related Risks
•
The U.S. federal income tax consequences of an investment in the Notes are uncertain, and may be adverse to a holder of the Notes. No statutory, judicial, or administrative authority directly addresses the characterization of the Notes or securities similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. Under the terms of the Notes, you will have agreed with us to treat the Notes as contingent income-bearing single financial contracts, as described below under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income, gain or loss with respect to the Notes may differ. No ruling will be requested from the IRS with respect to the Notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes.

CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-14

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

The Underlying Stocks
We have derived the following information on each Underlying Stock and each company issuing an Underlying Stock (each, an “Underlying Company” and, together, the “Underlying Companies”) from publicly available documents. Because each Underlying Stock is registered under the Securities Exchange Act of 1934, the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s web site at sec.gov by reference to the applicable CIK number set forth below.
This document relates only to the offering of the Notes and does not relate to any offering of Underlying Stock or any other securities of the Underlying Companies. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the Notes. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Companies and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of the applicable Underlying Stock and therefore could affect your return on the Notes. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
Common Stock of Amazon.com, Inc.
Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. The company offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The company also operates a cloud platform offering services globally. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AMZN." The company's CIK number is 0001018724.
Historical Performance of AMZN
The following graph sets forth the daily historical performance of AMZN in the period from January 2, 2019 through the pricing date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of AMZN was $190.83.
This historical data on AMZN is not necessarily indicative of the future performance of AMZN or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of AMZN during any period set forth above is not an indication that the Closing Market Price of AMZN is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of AMZN.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-15

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Common Stock of JPMorgan Chase & Co.
JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. This Underlying Stock trades on the NYSE under the symbol "JPM." The company's CIK number is 0000019617.
Historical Performance of JPM
The following graph sets forth the daily historical performance of JPM in the period from January 2, 2019 through the pricing date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of JPM was $222.90.
This historical data on JPM is not necessarily indicative of the future performance of JPM or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of JPM during any period set forth above is not an indication that the Closing Market Price of JPM is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of JPM.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-16

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Common Stock of NVIDIA Corporation
NVIDIA Corporation operates as a tech company. The company develops a platform for scientific computing, AI, data science, autonomous vehicles, robotics, metaverse, and 3D internet applications, as well as focuses on PC graphics. The company serves clients worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "NVDA." The company's CIK number is 0001045810.
Historical Performance of NVDA
The following graph sets forth the daily historical performance of NVDA in the period from January 2, 2019 through the pricing date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of NVDA was $141.25.
This historical data on NVDA is not necessarily indicative of the future performance of NVDA or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of NVDA during any period set forth above is not an indication that the Closing Market Price of NVDA is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of NVDA.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-17

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Supplement to the Plan of Distribution; Role of BofAS and Conflicts of Interest
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Notes. Accordingly, the offering of the Notes will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the Notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Under our distribution agreement with BofAS, BofAS will purchase the Notes from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount, if any. BofAS will sell the Notes to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the Notes to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Notes at the same discount. Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these fee-based advisory accounts may be as low as $970.00 per $1,000.00 in principal amount of Notes.
BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Notes. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
At BofAS’s discretion, for a short, undetermined initial period after the issuance of the Notes, BofAS may offer to buy the Notes in the secondary market at a price that may exceed the initial estimated value of the Notes. Any price offered by BofAS for the Notes will be based on then-prevailing market conditions and other considerations, including the performance of the Underlying Stocks and the remaining term of the Notes. However, none of us, the Guarantor, BofAS or any of our other affiliates is obligated to purchase your Notes at any price or at any time, and we cannot assure you that any party will purchase your Notes at a price that equals or exceeds the initial estimated value of the Notes.
Any price that BofAS may pay to repurchase the Notes will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Notes.
European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Notes which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-18

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as Issuer, or BAC, as Guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-19

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Structuring the Notes
The Notes are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the Notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Notes, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the Notes on the pricing date being less than their public offering price.
In order to meet our payment obligations on the Notes, at the time we issue the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Notes and the hedging arrangements. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page PS-5 and “Supplemental Use of Proceeds” on page PS-18 of the accompanying product supplement.
Validity of the Notes
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Notes (the “Master Note”) identifying the Notes offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Notes have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the Notes and the related guarantee, such Notes will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the Notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the Notes and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-20

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

U.S. Federal Income Tax Summary
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Notes supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the Notes are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Notes upon original issuance and will hold the Notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General
Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Notes, we intend to treat the Notes for all tax purposes as contingent income-bearing single financial contracts with respect to the Underlying Stocks and under the terms of the Notes, we and every investor in the Notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Notes in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the Notes as contingent income-bearing single financial contracts with respect to the Underlying Stocks. This discussion assumes that the Notes constitute contingent income-bearing single financial contracts with respect to the Underlying Stocks for U.S. federal income tax purposes. If the Notes did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.
This characterization of the Notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Notes, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Notes.
We will not attempt to ascertain whether the issuer of any Underlying Stock would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of any Underlying Stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Notes. You should refer to information filed with the SEC by the issuers of the Underlying Stocks and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of any Underlying Stock is or becomes a PFIC or is or becomes a United States real property holding corporation.
U.S. Holders
Although the U.S. federal income tax treatment of any Contingent Coupon Payment on the Notes is uncertain, we intend to take the position, and the following discussion assumes, that any Contingent Coupon Payment constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting.  By purchasing the Notes you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any Contingent Coupon Payment as described in the preceding sentence.
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the Notes prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any Contingent Coupon Payment, which would be taxed as described above) and the U.S. Holder’s tax basis in the Notes. A U.S. Holder’s tax basis in the Notes will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Notes for more than one year. The deductibility of capital losses is subject to limitations.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-21

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Notes. In particular, the IRS could seek to subject the Notes to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
In addition, it is possible that the Notes could be treated as a unit consisting of a deposit and a put option written by the Note holder, in which case the timing and character of income on the Notes would be affected significantly.
The IRS released Notice 2008-2 (the "Notice"), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Notes, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Notes.
Because of the absence of authority regarding the appropriate tax characterization of the Notes, it is also possible that the IRS could seek to characterize the Notes in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the Notes should be treated as ordinary gain or loss.
Non-U.S. Holders
Because the U.S. federal income tax treatment of the Notes (including any Contingent Coupon Payment) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Notes (not including, for the avoidance of doubt, amounts representing any Contingent Coupon Payment which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the Notes or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the Notes is engaged in the conduct of a trade or business within the U.S. and if any Contingent Coupon Payment and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the Notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such Contingent Coupon Payment and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Notes. In addition, if such Non-U.S.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-22

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Notes are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the Notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Notes to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Note.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Notes.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-23

Contingent Income (with Memory Feature) Auto-Callable Yield Notes Linked to the Least Performing of the Common Stock of Amazon.com, Inc., the Common Stock of JPMorgan Chase & Co. and the Common Stock of NVIDIA Corporation

Where You Can Find More Information
The terms and risks of the Notes are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:
•	Product Supplement STOCK-1 dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315468/d427660d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Notes are our senior debt securities. Any payments on the Notes are fully and unconditionally guaranteed by BAC. The Notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The Notes will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Notes, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor.
CONTINGENT INCOME (WITH MEMORY FEATURE) AUTO-CALLABLE YIELD NOTES | PS-24